UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2008

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On June 30, 2008, Central European Media Enterprises Ltd. and certain of its subsidiaries (collectively, “CME” or the “Company”) completed the purchase of a 30% beneficial ownership interest in the Studio 1+1 Group (as defined below) from the Company’s partners, Alexander Rodnyansky and Boris Fuchsmann. The transactions were consummated pursuant to the Framework Agreement (the “Framework Agreement”) dated January 31, 2008 among the Company, the Studio 1+1 Group, Alexander Rodnyansky, Boris Fuchsmann and certain of their affiliates, which was reported previously in a Current Report on Form 8-K filed with the SEC on February 5, 2008. CME now holds a 90% beneficial ownership interest in the Studio 1+1 Group, and pursuant to the Framework Agreement, Messrs. Rodnyansky and Fuchsmann have a put option and CME has a call option for the remaining 10% interest in the Studio 1+1 Group held by Messrs. Rodnyansky and Fuchsmann. In conjunction with the entry into in the Framework Agreement, CME also entered into an Assignment Agreement (the “Assignment Agreement”) with Igor Kolomoisky, a shareholder of the Company and a member of the Company’s Board of Directors, pursuant to which Mr. Kolomoisky assigned his option interests in the Studio 1+1 Group to CME. The aggregate consideration paid by CME for the transactions completed on June 30, 2008, exclusive of the put and call options, was approximately U.S.$ 219.6 million in cash, of which approximately U.S.$ 79.6 million was paid to Messrs. Fuchsmann and Rodnyansky (or their respective affiliates) and U.S.$ 140.0 million was paid to Mr. Kolomoisky for the assignment of the option.

The put option has an initial minimum price of U.S.$ 95.4 million, which increases to U.S.$ 102.3 million from the first anniversary of the completion and to the greater of U.S.$ 109.1 million or an independent valuation from the second anniversary of the completion. The call price is initially set at U.S. $ 109.1 million.  From the first anniversary of the completion, the call price will be based on an independent valuation with a minimum price of U.S.$ 109.1 million. If CME exercises its call rights, Messrs Fuchsmann and Rodnyansky have the right to receive consideration in cash or shares of CME’s Class A Common Stock.

The Studio 1+1 Group is the principal entity through which the operations of the Studio 1+1 television station are conducted and is comprised of several entities in which CME holds direct or indirect interests. These entities include Studio 1+1 LLC, Innova Film Gmbh and International Media Services Ltd. For additional information on the Framework Agreement, the Assignment Agreement and the related agreements, please see the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2008.

A press release relating to the transaction is furnished as Exhibit 99.1 and incorporated herein by reference.  Such Exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished under Item 8.01 as part of this report:

99.1	Press release of the Company, dated July 1, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: July 1, 2008	/s/ Wallace Macmillan

Wallace Macmillan
Chief Financial Officer